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                                                                    EXHIBIT 15.1


November 9, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


     We are aware that our reports dated May 3, 2001 and August 2, 2001 on our reviews of interim financial information of ICN Pharmaceuticals, Inc. for the periods ended March 31, 2001 and June 30, 2001, respectively, and included in the Company's quarterly reports on Form 10-Q for the respective quarters then ended are incorporated by reference in its Registration Statement dated November 9, 2001.


Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Orange County, CA